Spindle Enters into Binding Letter of Intent to Purchase Privately Held Profitable Payment Processing Company

Regarded Payment Industry Veteran with Public Company Experience to Assume CEO Role for Combined Entity Post Closing

SCOTTSDALE, AZ--(Marketwired - October 3, 2017) - Spindle, Inc. (OTCQB: SPDL) ("Spindle" or "Company"), a provider of unified commerce solutions, today announced that it has entered into a binding letter of intent to acquire all of the shares of a privately held and profitable payments processing company.

The acquisition brings value drivers including existing contracts with merchants, exclusive bank relationship opportunities, experienced executive leadership with 25 years in the payment space, and experienced technology veterans, both of which will join the Spindle team as CEO and CTO, respectively.

The target company also brings to Spindle industry leading technology, including its own in house developed payments gateway, direct API, and an enterprise-level CRM solution specific to payment processing. Robust functionality includes offering different access for ISO, agents, and merchants, online merchant application processing, unlimited downstream revenue/commission, immediate underwriting, and statement and reporting.

Dr. Jack Scott, Spindle Interim CEO stated, “This letter of intent to the target company is a milestone for Spindle.  It brings a management team experienced in the payments space and is profitable.  This acquisition will put Spindle back on track to growth and the combined companies will result in synergies and scale that should ultimately fuel future growth opportunities. We look forward to working towards closing the transaction where the current CEO of the target company will assume the role of CEO of Spindle and join our Board of Directors.”

Scott concluded, “As a large shareholder in Spindle, as well as being the Company’s Interim CEO, I believe this transaction has the potential to create measurable shareholder value. Uniquely, the transaction brings with it not only high quality assets, but also high quality executive talent with a proven track record in the space. We look forward to working towards an anticipated closing date by year end.”

Additional information of the transaction will be available in the Company's current report on Form 8-K filed today.

The Company also recently announced that veteran media industry executive Michael Kelly joined the Spindle's board of directors.

Michael Kelly has been the CEO of Alpha Bay, a leading cloud-based, SaaS and mobile commerce platform that offers a transformative point-of-sale technology to developers and retailers of all sizes, since 2015 when Kelly retired from DISH Network. Kelly became a DISH Network executive in 2000 when he merged Kelly Broadcasting Systems into DISH Network.

About Spindle

Spindle is an innovator of merchant and consumer-facing commerce solutions focused on the Small and Medium-sized Business (SMB) market. It is focused on payment processing services and integrating value-added capabilities that enhance merchant revenue and increase consumer loyalty, experience, and stickiness. Spindle is taking a unique approach to orchestrating commerce transactions of all types by leveraging best-in-class technology, multiple solutions for vertical markets, and a deeply experienced payments management team to define and drive the way commerce transactions will be performed in the future. This commerce experience will be independent of mechanism, unifying a consumer's experience across all platforms (mobile, browser, kiosk, etc.), taking today's solutions to a new level via technology integrations and strategic partnerships. For more information, visit www.spindle.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements, as described in our reports filed with the Securities and Exchange Commission which are available for review at www.sec.gov, to differ materially from anticipated results, performance, or achievements. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.